Exhibit 10.1
EXECUTION COPY
AMENDMENT NO. 3
          This AMENDMENT NO. 3 (this “Amendment”) is entered into as of October 5, 2009, among PREGIS CORPORATION, a Delaware corporation (the “Borrower”), PREGIS HOLDING II CORPORATION, a Delaware corporation (“Parent”) and each of the Lenders signatory hereto.
PRELIMINARY STATEMENTS:
          (1) The Borrower, Parent, the banks, financial institutions and other institutional lenders party thereto from time to time (each a “Lender” and collectively the “Lenders”), Credit Suisse, Cayman Islands Branch (“CS”), as collateral agent and administrative agent (in such capacities, the “Agent”), the subsidiary guarantors party thereto and the other agents party thereto have entered into the Credit Agreement, dated as of October 12, 2005 (such Credit Agreement, as modified by the Waiver Letter, dated as of March 30, 2006, amended by “Waiver Letter No. 2 and Amendment No. 1”, dated as of May 31, 2006 and “Amendment No. 2” dated as of December 20, 2007, the “Credit Agreement”). Capitalized terms not otherwise defined in this Amendment shall have the respective meanings ascribed to such terms in the Credit Agreement (as amended by this Amendment).
          (2) The Borrower intends to issue additional floating rate notes under the Floating Rate Indenture in an anticipated principal amount (subject to change on the issue date thereof) of €125,000,000, the proceeds of which shall be used to prepay the Term Advances.
          (3) The Borrower and Parent have requested the changes and modifications to the Credit Agreement as hereinafter set forth.
          (4) The Required Lenders are, on the terms and conditions stated below, willing to amend the Credit Agreement as hereinafter set forth.
          SECTION 1. Amendments and Consents to Permit the Additional Floating Rate Notes. (I) Amendments. The Credit Agreement is, subject to the satisfaction of the conditions precedent set forth in Section 3(a), hereby amended as follows:
(a) Section 1.01 of the Credit Agreement is hereby amended by:
(i) including the following new defined term in the proper alphabetical order “Additional Floating Rate Notes” means the Senior Secured Floating Rate Notes due 2013 issued by the Borrower pursuant to the Offering Circular dated September 24, 2009;
(ii) inserting the words “and the Additional Floating Rate Notes” after the words “Floating Rate Notes” where it appears in the defined term “Cash Equivalents”;
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(iii) inserting the words “or the Additional Floating Rate Notes” after the words “Floating Rate Notes” where it appears in the defined term “Exchange Offer”
(iv) inserting the words “and the Additional Floating Rate Notes” after the words “Floating Rate Notes” where it appears in the defined term “Intercreditor Agreement” and
(v) inserting the words “(excluding clause (vii)(A)(2))” after the words “through (x)” in clause (b) of the defined term “Net Cash Proceeds”.
     (b) Section 4.01(a) is hereby amended by inserting the words “and the Additional Floating Rate Notes” after the words “Floating Rate Notes” where it appears therein.
     (c) Section 4.01(c) is hereby amended by inserting the words “and the Additional Floating Rate Notes” after the words “Floating Rate Notes” where it appears therein.
     (d) Section 5.02(a)(viii) is hereby amended by inserting after the words “Floating Rate Notes” therein the words “and Additional Floating Rate Notes”.
     (e) Section 5.02(b)(vii) is amended by deleting clause (A) thereof in its entirety and replacing it with “(A)(1) the Floating Rate Notes, not to exceed €100,000,000 at any time outstanding and (2) the Additional Floating Rate Notes issued pursuant to the Offering Circular dated September 24, 2009; provided that immediately upon the incurrence of the Debt in respect of the Additional Floating Rate Notes the Term Advances are prepaid in full, in each case with respect to clauses (1) and (2), to the extent such Debt does not constitute “Designated Senior Debt” for purposes of any Subordinated Debt, including the Senior Subordinated Notes”.
     (f) Section 5.02(b)(xi) is hereby amended by inserting after the words “Floating Rate Notes” therein the words “and Additional Floating Rate Notes”.
     (g) Section 5.02(f)(vii)(E) is hereby amended by inserting after the words “Floating Rate Notes” therein the words “and Additional Floating Rate Notes”.
     (h) Section 5.02(l)(ii)(E) is hereby amended by inserting the words “and the Additional Floating Rate Notes on terms substantially identical to those contained in the Floating Rate Notes” after the words “Effective Date” therein.
     (i) Section 5.02(p)(iv)(B) is hereby amended by inserting the words “and the Additional Floating Rate Notes on terms substantially identical to those contained in the Floating Rate Notes” after the words “Effective Date” therein.
          (II) Consents. The Required Lenders hereby consent to (x) Amendment No. 1 to the Second Lien Security Agreement dated as of the date hereof (“Second Lien Security Agreement Amendment”) among the Borrower, Parent, the Subsidiary Guarantors and the Bank
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of New York Trust Company N.A., as Trustee under the Floating Rate Indenture attached hereto as Exhibit A, (y) amendments and modifications of certain second lien intellectual property security agreements, pledge agreements, mortgages, and deeds of trust securing Floating Rate Notes, to secure the Additional Floating Rate Notes on a second priority basis, pari passu with the Floating Rate Notes and (z) consent to the execution and delivery by the Agent, in its capacity as Intercreditor Agent (as defined in the Intercreditor Agreement), of the Consent of Intercreditor Agent in substantially the form annexed to the Second Lien Security Agreement Amendment.
          SECTION 2. Other Amendments to Credit Agreement. The Credit Agreement is, subject to the satisfaction of the conditions precedent set forth in Section 3, hereby amended as follows:
     (a) Section 1.01 of the Credit Agreement is hereby amended by including the following new defined terms in the proper alphabetical order:
          “ “Amendment No. 3 Effective Date” means October 5, 2009.”
          “ “Attributable Debt” in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments (excluding, however, any amounts required to be paid by such lessee, whether or not designated as rent or additional rent, on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales or similar contingent amounts) during the remaining term of the lease included in such Sale and Leaseback Transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value will be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.”
          “ “First Lien Leverage Ratio” means, at any date of determination, the ratio of Total Net Debt of the Borrower and its Subsidiaries at such date (including in any event all Debt outstanding under this Agreement) that is secured by a first priority Lien on any right, title, property or asset of any Loan Party to Consolidated EBITDA of the Borrower and its Subsidiaries for the most recently completed Measurement Period.”
          “ “Fixed Charge Coverage Ratio” means, with respect to any specified Person for any period, the ratio of the Consolidated EBITDA of such Person for such period to the Fixed Charges of such Person for such period. For purposes of this definition, (i) EBITDA shall be determined on a pro forma basis as set forth in the definition thereof, (ii) any Indebtedness incurred, assumed, defeased, redeemed, prepaid or repaid during any Measurement Period shall be deemed to have been incurred, assumed, defeased, redeemed, prepaid or repaid on the first day of such Measurement Period, and (iii) consolidated interest expense attributable to interest on any Indebtedness (whether existing or being Incurred) computed on a pro forma basis and bearing a floating interest rate will be computed as if the rate in effect on the last date of the Measurement Period (taking into account any interest rate option, swap, cap or similar agreement applicable to such Indebtedness if such agreement has a remaining term in excess of 12 months
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or, if shorter, at least equal to the remaining term of such Indebtedness) had been the applicable rate for the entire period.
          “Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:
     (a) the consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capitalized Leases, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedge Agreements; plus
     (b) the consolidated interest of such Person and its Subsidiaries that was capitalized during such period; plus
     (c) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Subsidiaries or secured by a Lien on assets of such Person or one of its Subsidiaries, to the extent not included under any other clause of this definition, whether or not such Guarantee or Lien is called upon; plus
     (d) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of Preferred Interests (including Redeemable Equity Interests) of such Person or any of its Subsidiaries, other than dividends on Equity Interests payable solely in common Equity Interests of the Borrower or to the Borrower or a Subsidiary of the Borrower, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal; minus
     (e) interest income,
in each case, on a consolidated basis and in accordance with GAAP; provided, however, that Fixed Charges shall not include (x) the amortization or write-off of deferred financing fees or debt issuance costs or any expensing of bridge or any financing fees or (y) any non-cash interest expense attributable to the movement in the mark to market valuation of Hedge Agreements or other derivative instruments pursuant to Financial Accounting Standards Board Statement No. 133 “Accounting for Derivative Instruments and Hedging Activities. ” ”
          “ “Sale and Leaseback Transaction” has the meaning specified in Section 5.02(s).”
          (b) Section 1.01 is hereby further amended by
               (i) deleting the defined term “Interest Coverage Ratio” in its entirety;
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     (ii) adding the words “, Credit Suisse, Cayman Islands Branch” after the words “Initial Issuing Bank” where it appears in the first line of the defined term “Issuing Bank”; and
     (iii) inserting the words “(excluding clause (ix)(B))” after the words “(i) through (xi)” in clause (a) of the defined term “Net Cash Proceeds”.
     (c) Section 2.01(g) is hereby amended by replacing the amount “$10,000,000” where it appears in clause (A) of the proviso thereto with “$15,000,000”.
     (d) Section 2.17(a) is hereby amended by replacing the amount “$100,000,000” where it appears therein with “$200,000,000”.
     (e) Section 5.01(p) is hereby amended and restated in its entirety to read as follows: “[Reserved]”.
     (f) Section 5.02(a) is hereby amended as follows:
     (i) Section 5.02(a)(vii) is hereby amended by (A) inserting after the word “Debt” in the first line thereof the words “or other obligation” and (B) replacing the amount “$2,500,000” therein with “$7,500,000”;
     (ii) Section 5.02(a)(ix) is hereby amended by deleting the word “and” at the end thereof;
     (iii) the following new clause (x) is inserted immediately after Section 5.02(a)(ix): “(x) Liens arising under Sale and Leaseback Transactions permitted under Section 5.02(s); provided that no such Lien shall extend to or cover any Collateral or assets other than the assets subject to such Sale and Leaseback Transaction; and” and
     (iv) Section 5.02(a)(x) is hereby amended by (A) designating such Section as 5.02(a)(xi) and (B) inserting after the reference “(viii)” where it appears therein the words “and clause (x)”.
     (g) Section 5.02(b) is hereby amended as follows:
               (i) Section 5.02(b)(xi) is replaced in its entirety with the following:
“(xi) so long as no Default has occurred and is continuing or would result from the incurrence thereof, additional Subordinated Debt so long as the Fixed Charge Coverage Ratio for Borrower’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Subordinated Debt is incurred would have been at least 2.00:1.00 on a pro forma basis (including a pro forma application of the Net Cash Proceeds therefrom), as
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if the additional Subordinated Debt had been incurred at the beginning of such four-quarter Period”;
     (ii) Section 5.02(b)(xiv) is amended by deleting the word “and” at the end thereof;
     (iii) Section 5.02(b)(xv) is amended by adding the following in place of the period at the end thereof “; and”; and
     (iv) The following new clause (xvi) is added to Section 5.02(b) “(xvi) Debt incurred in connection with Sale and Leaseback Transactions permitted by Section 5.02(s).”
     (h) Section 5.02(e)(ix) is hereby amended by replacing it in its entirety with “transactions permitted by (A) Section 5.02(d) or (B) Section 5.02(s);”.
(i) Section 5.02(f) is hereby amended as follows:
     (i) Section 5.02(f)(i) is amended by replacing the amount “$10,000,000” with “$20,000,000”;
     (ii) Section 5.02(f)(vii)(D) is amended by (A) deleting clauses (1) through (3) therein in their entirety and substituting therefor the words “$200,000,000 in the aggregate from and after the Amendment No. 3 Effective Date”; (B) deleting the first proviso therein in its entirety; and (C) inserting after the words “owned by such Loan Party” at the end thereof the following “unless all or substantially all of the assets of such entity or subject to such acquisition are in the U.S. and become Collateral on terms reasonably acceptable to the Administrative Agent within 60 days after the acquisition thereof or such longer period as the Administrative Agent may agree in its discretion”;
     (iii) Section 5.02(f)(vii)(E) is amended by deleting the proviso in parentheses in clause (2) thereof;
     (iv) Section 5.02(f)(viii) is amended by replacing the amount “$5,000,000” therein with “$10,000,000”; and
     (v) Section 5.02(f)(ix) is amended by replacing the amount “$15,000,000” therein with “$30,000,000”.
     (j) Section 5.02(o) is hereby amended by replacing the amount “$35,000,000” wherever it appears therein with “$40,000,000”
     (k) Section 5.02 is hereby amended by inserting a new subsection 5.02(s) as follows:
“(s) Sale and Leaseback Transactions. Enter into any transaction (other than a transaction among the Borrower and its Subsidiaries that would have otherwise
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been permitted by Section 5.02(e)(xi))) involving any of the assets or properties of the Borrower or any of its Subsidiaries whether now owned or hereafter acquired, whereby the Borrower or such Subsidiary sells or otherwise transfers such assets or properties and then or thereafter leases such assets or properties or any part thereof or any other assets or properties which the Borrower or any of its Subsidiaries intends to use for substantially the same purpose or purposes as the assets or properties sold or transferred (a “Sale and Leaseback Transaction”); provided that the Borrower and its Subsidiaries may enter into (x) the Sale and Leaseback Transactions set forth on Schedule 5.02(s) for fair value (and promptly after the consummation of each such Sale and Leaseback Transaction, advise the Agent in writing (who may provide such information to the Lenders) of the amount received by the Borrower or the applicable Subsidiary in connection with such Sale and Leaseback Transaction) and (y) additional Sale and Leaseback Transactions for fair value in an aggregate amount not to exceed $35,000,000.
     (l) Section 5.04(a) is hereby amended by deleting it in its entirety and replacing it with “(a) First Lien Leverage Ratio. Maintain at all times a First Lien Leverage Ratio of not more than 2.00:1.00.”
     (m) Section 5.04(b) is hereby deleted in its entirety.
     (n) Schedule I is hereby supplemented to include the information set forth on Schedule A to this Amendment.
     (o) Schedule 5.02(s) to this Amendment is hereby added as Schedule 5.02(s) to the Credit Agreement.”
          SECTION 3. Conditions to Effectiveness. (a) Section 1 of this Amendment shall become effective on and as of the first date (the “Amendment No. 3 Effective Date”) on which the following conditions precedent have been satisfied:
     (i) The Agent shall have received counterparts of this Amendment, executed by the Borrower, the Parent and each of the Required Lenders, in accordance with the provisions of Section 9.01 of the Credit Agreement;
     (ii) The Agent shall have received a consent to this Amendment (in the form attached hereto) from each Subsidiary Guarantor, executed by each such Subsidiary Guarantor;
     (iii) The fees, costs and expenses owing to the Agent and the Lenders pursuant to the Credit Agreement or in connection with this Amendment or the Credit Agreement, or any of the transactions contemplated hereby or thereby, shall have been paid by the Borrower;
     (iv) Before and after giving effect to the issuance of the Additional Floating Rate Notes and the application of the proceeds therefrom, the representations and warranties contained in each Loan Document shall be correct
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in all material respects and no Default or Event of Default shall have occurred and be continuing;
     (v) The Agent shall have received a certificate of an officer of the Borrower certifying that the statements set forth in clause (iv) above are true and correct as of the Amendment No. 3 Effective Date; and
     (vi) The Agent shall have received such other documents and instruments as it shall reasonably request.
     (b) Section 2 of this Amendment shall become effective on and as of the first date on which the following conditions precedent have been satisfied:
     (i) The Amendment No. 3 Effective Date shall have occurred;
     (ii) The Additional Floating Rate Notes shall have been issued and the aggregate principal amount of all then outstanding Term Advances shall have been prepaid in full, including any amounts owing pursuant to Section 9.04(c);
     (iii) Solely with respect to clause (c) of Section 2, the Agent shall have received the consent of the applicable Issuing Bank thereto; and
     (iv) No Default or Event of Default shall have occurred and be continuing and the Agent shall have received a certificate from an officer of the Borrower certifying to the foregoing.
          SECTION 4. Representations and Warranties of the Borrower and Parent. Each of the Borrower and Parent hereby represents and warrants as follows:
     (a) The execution, delivery and performance by the Borrower and Parent of this Amendment, the execution and delivery by each Subsidiary Guarantor of its consent to this Amendment (in the form attached hereto), and the performance by the Borrower and Parent of the Credit Agreement, as amended hereby, have been duly authorized by all necessary corporate action.
     (b) This Amendment has been duly executed and delivered by the Borrower and Parent. This Amendment and the Credit Agreement, as amended hereby, constitute the legal, valid and binding obligations of the Borrower and Parent, enforceable against the Borrower and Parent in accordance with their respective terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally, and subject to the effects of general principles of equity (regardless whether considered in a proceeding in equity or at law).
          SECTION 5. Reference to and Effect on the Loan Documents. (a) On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in each of the other Transaction Documents to “the Credit Agreement”,
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“thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment.
     (b) The Credit Agreement and each of the other Loan Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.
     (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement or any other Loan Document.
          SECTION 6. Costs, Expenses. The Borrower hereby agrees to pay on demand all costs and expenses incurred by the Administrative Agent pursuant to the Credit Agreement or in connection with this Amendment or the Credit Agreement, or any of the transactions contemplated hereby or thereby (including, without limitation, the reasonable fees and expenses of counsel for the Agent) in accordance with the terms of Section 9.04 of the Credit Agreement.
          SECTION 7. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or other electronic communication shall be effective as delivery of a manually executed counterpart of this Amendment.
          SECTION 8. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.
          SECTION 9. Waiver of Jury Trial. EACH PARTY SIGNATORY HERETO IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE ACTIONS OF ANY AGENT OR ANY LENDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.
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          IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 3 to be executed by their respective officers thereunto duly authorized, as of the date first above written.

PREGIS CORPORATION, as Borrower
By	/s/ D. Keith LaVanway
	Name:	D. Keith LaVanway
	Title:	Vice President, Chief Financial Officer, Treasurer and Secretary

[Signature Page]	Pregis — Amendment No. 3

PREGIS HOLDING II CORPORATION, as Parent
By	/s/ D. Keith LaVanway
	Name:	D. Keith LaVanway
	Title:	Vice President, Chief Financial Officer, Treasurer and Secretary

[Signature Page]	Pregis — Amendment No. 3

CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as Issuing Bank
By	/s/ Shaheen Malik
	Name:	Shaheen Malik
	Title:	Vice President

By	/s/ Ilya Ivashkov
	Name:	Ilya Ivashkov
	Title:	Associate

[Signature Page]	Pregis — Amendment No. 3